SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 7, 2003

(Date of earliest event reported)

EASY MONEY HOLDING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	333-73428 (Commission File Number)	54-1875786 (IRS Employer Identification No.)

5295 Greenwich Road, Suite 108 Virginia Beach, Virginia (Address of Principal Executive Offices)	23462 (Zip Code)

Registrant’s telephone number, including area code:

(757) 499-1126

Item 4.

  Changes in Registrant’s Certifying Accountant.

On February 7, 2003, Cherry, Bekaert, & Holland, L.L.P. (“Cherry Bekaert”) notified Easy Money Holding Corporation that it declined to stand for reappointment as the independent accountant chosen to audit the financial statements of Easy Money Holding Corporation (the “Company”) for the year ended December 31, 2002.  As of the filing of this report, the Company has not appointed an independent certified public accountant to replace Cherry Bekaert.

Cherry Bekaert was appointed as the Company’s independent certified public accountant on January 24, 2002.  Cherry Bekaert’s report on the Company’s financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.  Furthermore, at no time during Cherry Bekaert’s audit of the December 31, 2001 financial statements and the subsequent review of the interim periods through September 30, 2002, have there been any disagreements with Cherry Bekaert on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cherry Bekaert would have caused Cherry Bekaert to make reference to the subject matter of the disagreements in connection with any report.

The Company has provided Cherry Bekaert with a copy of this Current Report.  A letter from Cherry Bekaert to the Securities and Exchange Commission, dated February 14, 2003 with respect to this matter is attached hereto as Exhibit 16.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)

Exhibits.

Exhibit No.

Description

16

Letter dated February 14, 2003 from Cherry, Bekaert, & Holland, L.L.P re Change in Certifying Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASY MONEY HOLDING CORPORATION

Dated:  February 14, 2003

By:

/s/David Greenberg

David Greenberg

President

INDEX TO EXHIBITS

No.

Description

16

Letter dated February 14, 2003 from Cherry, Bekaert, & Holland, L.L.P re Change in Certifying Accountant.